Greenpro Capital Corp. Announces Closing of Public Offering

Shares are Expected to Commence Trading on June 13, 2018 on the NASDAQ Capital Market as “GRNQ”

Kowloon, Hong Kong - June 13, 2018 - Greenpro Capital Corp. (“Greenpro”) (OTCQB:GRNQ), a financial services company in Asia Pacific, today announced the closing on June 12, 2018 of a public offering of 535,559 shares of common stock at a public offering price of $6.00 per share, for total gross proceeds of approximately $3.2 million before deducting placement agent fees and other related expenses. The shares are scheduled to begin trading on the NASDAQ Capital Market on June 13, 2018 under the ticker symbol “GRNQ”.

“Listing on Nasdaq is an important milestone for Greenpro and a source of great pride for the Greenpro family of employees, executives and supporters that have contributed to this moment. We expect that trading on Nasdaq will expand our visibility, broaden and diversify our stockholder base, provide better liquidity and ultimately contribute to our ability to increase stockholder value.”, said C.K. Lee., Chief Executive Officer of Greenpro. “We will continue our commitment towards serving an important wealth management role for our clients with the intention of providing “wealth creation, wealth protection and wealth succession”.

Greenpro’s common stock, which has been trading on the OTCQB Marketplace (the “OTCQB”) since July 2015, will continue to trade on the OTCQB until the market closes on June 12, 2018. Network 1 Financial Securities, Inc. acted as the placement agent for the offering.

A registration statement relating to the securities being sold in this offering was declared effective by the Securities and Exchange Commission (“SEC”) on May 14, 2018. The offering of these securities was made only by means of a prospectus, forming a part of the registration statement. A copy of the final prospectus relating to the offering may be obtained by contacting Network 1 Financial Securities, Inc., 2 Bridge Avenue, Suite 241, Red Bank, New Jersey 07701, Attention: Adam Pasholk, Managing Director, Investment Banking or by calling +1 (800)-886-7007. In addition, a copy of the final prospectus relating to the offering may be obtained via the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GreenPro Capital Corp.

GreenPro Capital Corp.(OTCQB : GRNQ) is one of the fastest growing financial services company in Asia Pacific. GRNQ provides tailored professional advices and wide range of business solution services to businesses located in Asia and South-East Asia. Comprehensive range of cross border business services include, but not limited to, trust and wealth management, listing advisory services, transaction services, cross-border business solutions, record management services, accounting outsourcing services and tax planning. GRNQ also operate venture capital business in the region, which incubates and invests in emerging growth companies in the region, to maximize and capitalize stakeholders values globally at personal and corporate level.

Information about GreenPro Capital Corp. is available at www.greenprocapital.com

For more information, please contact Greenpro at: ir@greenprocapital.com

Room 1701-03, 17/F, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong +852 3111 7718

Forward-Looking Statements

The statement included in this press release, other than statements of historical facts, are forward-looking statements. Forward-looking statement generally can be identified by the use of forward-looking terminology such as may, will, expect, intend, estimate, anticipate, plan, seek, or believe. These forward-looking statements, which are subject to risks, uncertainties, and assumptions, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations about future event. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statement, including, but not limited to our ability to win additional business. Although we believe the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future result, level of activity, performance, or achievements. You should not rely upon forward- looking statements as predictions of future events. These forward-looking statements apply only as of the date of this press release; as such, they should not be unduly relied upon as circumstances change. Except as required by law, we are not obligated, and we undertake no obligation, to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this release or those that might reflect the occurrence of unanticipated events